UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  July 6, 2007
(Date of earliest event reported)
Grande Communications Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2007, Grande Communications Holdings, Inc. (“Grande”) and Grande Communications Networks, Inc. entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”), Highland Crusader Offshore Partners, L.P. (“Highland”), and Communications Media Advisors, LLC, as purchasers (collectively, the “Purchasers”), and Highland Capital Management, L.P. (“Highland Management”).  Pursuant to the Purchase Agreement, Grande agreed to issue and sell to the Purchasers $25 million in aggregate principal amount of 14% senior secured notes due 2011 (the “Notes”) under the terms of that certain Indenture dated as of March 23, 2004 (the “Indenture”).  The issuance would be an add-on to the currently outstanding $168.0 million of Notes previously issued by Grande under the Indenture.  The add-on Notes are being sold to the Purchasers at a price of $1,040 per $1,000 of principal amount of Notes. The net proceeds from the sale of the add-on Notes would be used by Grande to finance capital expenditures and for working capital purposes.

Goldman Sachs and Highland beneficially own Notes that were previously issued by Grande under the Indenture.  Highland Management contractually controls the right to vote certain Notes of Grande beneficially owned by Highland and other affiliates of Highland Management.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification rights and obligations. The closing of the sale of the add-on Notes is subject to Grande receiving the consent of holders of a majority in aggregate principal amount of the Notes outstanding and customary closing conditions.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of Grande.  The Notes will not be sold in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.  The Notes will not be registered under the Securities Act of 1933 or applicable state securities laws and the Notes may not be offered or sold in the United States absent registration or available exemption from registration requirements.

 Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Form 8-K, on July 6, 2007, Grande entered into the Purchase Agreement pursuant to which it agreed to issue and sell to the Purchasers $25 million in aggregate principal amount of Notes, on the terms and subject to the conditions set forth in the Purchase Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are filed as a part of this report:

Exhibit No.	Description of Exhibit

10.1
Purchase Agreement dated July 6, 2007 by and among Grande Communications Holdings, Inc., Grande Communications Networks, Inc., Goldman, Sachs & Co., Highland Crusader Offshore Partners, L.P., Communications Media Advisors, LLC and Highland Capital Management, L.P.

99.1	Press Release dated July 9, 2007 announcing the entry into the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: July 11, 2007	By:	/s/ Michael Wilfley
Michael Wilfley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Purchase Agreement dated July 6, 2007 by and among Grande Communications Holdings, Inc., Grande Communications Networks, Inc., Goldman, Sachs & Co., Highland Crusader Offshore Partners, L.P., Communications Media Advisors, LLC and Highland Capital Management, L.P.

99.1	Press Release dated July 9, 2007 announcing the entry into the Purchase Agreement